Exhibit 10.1
TERMINATION AGREEMENT
This Termination Agreement (this “Agreement”) is entered into as of the 30th day of December, 2005 by and between Sterling Construction Company, Inc. (the “Company”) on the one hand and each of the holders of certain subordinated promissory notes issued by the Company dated November 13, 2004 and/or December 22, 2004 (each a “Note” and collectively the “Notes”) whose names appear on the signature page of this Agreement under the heading “Noteholders” (the “Noteholders”) on the other hand.
Background
On December 27, 2005 the Company and the Noteholders entered into that certain Note Prepayment Agreement providing, among other things, for the prepayment of the Notes at the option of the Company partly in shares of the Company’s common stock. Subsequently the Company has discovered that the Note Prepayment Agreement presents an obstacle under Nasdaq Stock Market rules to the Company’s efforts to list its common stock for trading on the Nasdaq National Market. In order to remove that obstacle, the Company has determined that it will not at any time exercise the option described in the Note Prepayment Agreement. Accordingly, the Company and the Noteholders wish to terminate the Note Prepayment Agreement.
Therefore, for and in consideration of the foregoing recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	Termination. The Note Prepayment Agreement is hereby terminated in all respects effective on the date hereof and shall be null and void and of no further force or effect.

2.	The Notes. The Notes shall continue in full force and effect as originally written as if the Note Prepayment Agreement had never been entered into by the parties.

3.	Miscellaneous.
(a)	This Agreement sets forth the full and complete understanding of the parties with respect to the matters herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their personal representatives and assigns; and shall be assignable by a Noteholder only in connection with the assignment of his Note.

(b)	This Agreement and any amendment hereof may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes at least one counterpart) each of which counterparts shall be enforceable against the party or parties actually executing such counterpart, and all of which together shall constitute but one and the same instrument. This Agreement may be delivered by telecopier or other electronic transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

(c)	The waiver of any term or condition hereof shall be in writing and signed by the party or parties to be bound thereby. Failure by a party to insist upon strict compliance with any term, covenant or condition, or to exercise any right, contained herein shall not be deemed a waiver of such term, covenant, condition or right; and no waiver or relinquishment of any term, covenant, condition or right at any one or more times shall be deemed a waiver or relinquishment thereof at any other time or times.

(d)	Each provision of this Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of such provision.

(e)	No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.
4.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of Delaware.
In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Sterling Construction Company, Inc.
By:	/s/ John D. Abernathy
John D. Abernathy
Chairman of the Audit Committee

Noteholders

/s/ Patrick T. Manning Patrick T. Manning	/s/ Joseph P. Harper, Sr. Joseph P. Harper, Sr.

/s/ Maarten D. Hemsley Maarten D. Hemsley	/s/ Anthony F. Colombo Anthony F. Colombo

/s/ Joseph P. Harper, Jr. Joseph P. Harper, Jr.	/s/ Brian R. Manning Brian R. Manning

/s/ Jeffrey Manning Jeffrey Manning	/s/ Kevin J. Manning Kevin J. Manning

/s/ Terry D. Williamson Terry D. Williamson